As filed with the Securities and Exchange Commission on September 21, 2020

File No. 001-39483

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

VONTIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	84-2783455
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5420 Wade Park Boulevard, Suite 206 Raleigh, North Carolina	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(984) 247-8308

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

VONTIER CORPORATION

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Description of Certain Indebtedness,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “U.S. Federal Income Tax Consequences of the Distribution” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary Historical and Pro Forma Combined Condensed Financial Data,” “Unaudited Pro Forma Combined Condensed Financial Statements,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Security Ownership of Certain Beneficial Owners and Management.” Those sections are incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Management” and “Executive and Director Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Certain Relationships and Related Person Transactions,” “Risk Factors—Risks Related to the Separation and Our Relationship with Fortive” and “The Separation and Distribution.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “The Separation and Distribution,” “Dividend Policy,” “Management” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary—Vontier’s Post-Separation Relationship with Fortive,” “The Separation and Distribution,” “Certain Relationships and Related Person Transactions” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock— Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary—Summary Historical and Pro Forma Combined Condensed Financial Data,” “Unaudited Pro Forma Combined Condensed Financial Statements,” “Selected Historical Combined Financial Data” and “Index to Financial Statements and Schedule” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Condensed Financial Statements,” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement†

3.1	Form Amended and Restated Certificate of Incorporation†

3.2	Form of Amended and Restated By-Laws†

10.1	Form of Transition Services Agreement†

10.2	Form of Tax Matters Agreement†

10.3	Form of Employee Matters Agreement†

10.4	Form of Intellectual Property Matters Agreement†

10.5	Form of FBS License Agreement†

10.6	Form of Stockholder’s and Registration Rights Agreement†

10.7	Form of Vontier Corporation 2020 Stock Incentive Plan†

10.8	Form of Restricted Stock Unit Agreement Under the Vontier Corporation 2020 Stock Incentive Plan†

10.9	Form of Restricted Stock Unit Agreement (Non-Employee Directors Deferred Compensation) Under the Vontier Corporation 2020 Stock Incentive Plan†

10.10	Form of Performance Stock Unit Agreement Under the Vontier Corporation 2020 Stock Incentive Plan†

10.11	Form of Stock Option Agreement Under the Vontier Corporation 2020 Stock Incentive Plan†

10.12	Form of Stock Option Agreement (Non-Employee Directors) Under the Vontier Corporation 2020 Stock Incentive Plan†

10.13	Form of Agreement Regarding Competition and Protection of Proprietary Interests†

10.14	Form of Vontier Corporation Executive Deferred Incentive Plan (EDIP)†

10.15	Form of Vontier Corporation 2020 Executive Incentive Compensation Plan (EICP)†

10.16	Form of Vontier Corporation Severance and Change-In-Control Plan for Officers†

10.17	Form of Vontier Retirement Savings Plan†

10.18	Form of Vontier Union Retirement Savings Plan†

10.19	Letter Agreement, dated as of December 6, 2019, between GTHM Employment Services LLC and Mark D. Morelli†

10.20	Letter Agreement, dated as of December 5, 2019, between GTHM Employment Services LLC and David H. Naemura†

10.21	Letter Agreement, dated as of June 17, 2020, between Vontier Employment Services LLC and Kathryn K. Rowen†

10.22	Letter Agreement, dated as of September 16, 2019, between GTHM Employment Services LLC and Michael D. Beverly†

10.23	Letter Agreement, dated as of December 13, 2019, between GTHM Employment Services LLC and Andrew Nash†

10.24	Form of Vontier Corporation Non-Employee Director Compensation Policy†

10.25	Form of Vontier Corporation Non-Employee Directors’ Deferred Compensation Plan†

10.26	Form of Election Form Under the Vontier Corporation Non-Employee Directors’ Deferred Compensation Plan†

10.27	Form of Indemnification Agreement†

10.28	Form of Credit Agreement*

10.29	Consulting Agreement, dated as of August 7, 2020, between Fortive Corporation and Karen C. Francis†

21.1	List of Subsidiaries†

99.1	Information Statement of Vontier Corporation, preliminary and subject to competition, dated September 21, 2020*

99.2	Form of Notice Regarding the Internet Availability of Information Statement Materials†

*	Filed herewith.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VONTIER CORPORATION

By:	/s/ Mark D. Morelli
Name: Mark D. Morelli
Title: President and Chief Executive Officer

Date: September 21, 2020